Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement	Distribution Date:	07/16/2012
	Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	252,637.73
		Class B Note Interest Requirement	38,970.71
		Net Class C Note Interest Requirement	82,916.67	374,525.11

(iii)		Collections of Principal Receivables		166,463,727.55

(iv)		Collections of Finance Charge Receivables		11,024,398.21

(v)		Aggregate Amount of Principal Receivables		1,215,727,267.23
		Investor Interest		725,000,000.00
		Adjusted Interest		725,000,000.00
		Floating Investor Percentage		59.64%
		Fixed Investor Percentage		59.64%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		97.91%
		30 to 59 days		0.57%
		60 to 89 days		0.44%
		90 or more days		1.08%
		Total Receivables		100.00%

(vii)		Investor Default Amount		2,797,481.87

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		13.92%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		0.00

(xv)		Principal Funding Investment Shortfall		0.00

(xvi)		Available Investor Finance Charge Collections		10,420,231.54

(xvii)	Note Rate	Class A	0.48175%

		Class B	0.89175%

		Class C	1.49175%

(xviii)		Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President